UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2014

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 4, 2014, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) announced that it had reached a settlement with the United States Attorney’s Office for the Southern District of New York, the Federal Housing Administration (“FHA”), the United States Department of Housing and Urban Development (“HUD”) and the United States Department of Veterans Affairs (“VA”) resolving claims relating to the Firm’s participation in federal mortgage insurance programs overseen by FHA, HUD and VA.

The settlement represents another significant step in the Firm’s efforts to put historical mortgage-related issues behind it. Under the settlement, JPMorgan Chase will pay $614 million in cash and agree to enhance its quality control program for loans that are submitted in the future to FHA’s Direct Endorsement Lender program. This settlement also releases the Firm from False Claims Act, FIRREA and other civil and administrative liability for FHA and VA insurance claims that have been paid to JPMorgan Chase since 2002 through the date of the settlement. The Firm believes it is fully reserved for the settlement and any financial impact related to exposure on future claims is not expected to be significant.

A copy of the Firm’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	JPMorgan Chase & Co. press release dated February 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Neila B. Radin
Neila B. Radin
Senior Vice President

Dated: February 5, 2014

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	JPMorgan Chase & Co. press release dated February 4, 2014

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